UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 22, 2006
Four Oaks FinCorp, Inc.
(Exact name of registrant as specified in its charter)
North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6114 U.S. 301 South - Four Oaks, NC 27524
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  919-963-2177

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

          On November 20, 2006, the board of directors (the “Board”) of Four Oaks Fincorp, Inc. (the “Corporation”) authorized the increase and extension of the Corporation’s previously approved share repurchase program (the “Share Repurchase Program”).  The Share Repurchase Program previously allowed the Corporation to repurchase up to 100,000 shares of its common stock through December 31, 2006.  The Board authorized the extension of the Share Repurchase Program through December 31, 2007 and increased the number of authorized shares that may be repurchased under the Share Repurchase Program by an additional 100,000 shares, such that the Corporation is now authorized to repurchase up to a total of 200,000 shares of the Corporation’s common stock.  As of November 20, 2006, the Corporation had repurchased 65,889 shares under the Share Repurchase Program.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr. President & Chief Executive Officer